UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan		48033
(Address of principal executive offices)		(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 8, 2013, two indirect subsidiaries of Federal-Mogul Corporation, a Delaware corporation (“F-M Corp”), Federal Mogul SAS, a French company (“F-M SAS”) and Federal Mogul Luxembourg SARL, a Luxembourg company (“F-M Lux,” together with F-M SAS, the “Sellers”), completed the sale of their respective share capital interests in Federal-Mogul Sintertech SAS, a French company (“F-M Sintertech”), to TM France, a limited liability company organized under the laws of France (“Buyer”). F-M Sintertech manufactures various sintered metal parts for the automotive, transportation and filtration industries. The transaction involved the transfer of two manufacturing sites in France and the lease of a third manufacturing site in France from F-M SAS to Buyer. Approximately 400 employees were transferred as part of the transaction. The consideration received at the closing, which was based on arm’s length negotiations between the parties was one (1) Euro. In connection with the transaction, the Sellers also contributed 30 million Euro in cash to F-M Sintertech.

At the closing, the Sellers and the Buyer entered into various ancillary agreements including agreements related to transition services, supply of products, lease of certain real property and a commercial agency agreement. Except with regard to the foregoing transaction, there are no material relationships between the Buyer, on the one hand, and F-M Corp or any of its affiliates, or any director or officer of F-M Corp or any associate of any such director or officer (as those terms are defined under applicable SEC regulations), on the other hand.

Item 8.01 Other Events.

On March 11, 2013, F-M Corp issued a press release announcing the transaction noted in Item 2.01 above, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

•

The unaudited pro forma condensed consolidated balance sheet of F-M Corp as of December 31, 2012 has been prepared to present our financial position as if the sale of F-M Sintertech had occurred on December 31, 2012;

•

The unaudited pro forma condensed consolidated statements of operations of F-M Corp for the years ended December 31, 2012, 2011 and 2010 have been prepared to present our results of operations as if the sale of F-M Sintertech has occurred at the beginning of each respective period; and

•	notes to the unaudited pro forma condensed consolidated financial information

The pro forma statements do not purport to be indicative of the financial position or results of operations of F-M Corp as of such date or for such periods, nor are they necessarily indicative of future results. Further, the pro forma financial statements have not been adjusted for the ongoing mutual component supply activities or transitional services discussed in Item 2.01 above.

Federal-Mogul Corporation’s Unaudited Pro Forma Financial Information is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits:

99.1	Press release issued by Federal-Mogul Corporation dated March 11, 2013

99.2	Federal-Mogul Corporation’s Unaudited Pro Forma Financial Information

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: March 14, 2013

/s/ Brett D. Pynnonen
	By:	Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Federal-Mogul Corporation dated March 11, 2013

99.2	Federal-Mogul Corporation’s Unaudited Pro Forma Financial Information